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                                                                    Exhibit 23.2





                                   CONSENT


We consent to the inclusion in this registration statement on Form S-4 (File No. 333-8379) of our report dated October 21, 1996, on our audits of the financial statements of UB Investments US INc. and Subsidiaries. We also consent to the reference to our firm under the caption "Experts".




/s/ Coopers & Lybrand L.L.P.
Coopers & Lybrand L.L.P.


Chicago, Illinois
October 22, 1996